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                              CERTIFICATE OF TRUST

                 The undersigned, the trustees of Southwest Gas Capital I desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. section 3810 hereby certify as follows:

                 (a) The name of the business trust being formed hereby (the "Trust") is Southwest Gas Capital I.

                 (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                       Wilmington Trust Company
                       1100 N. Market Street
                       Wilmington, Delaware 19890

Dated: August 17, 1995

                                             George C. Biehl,
                                             as Trustee

                                             /s/ GEORGE C. BIEHL
                                             -------------------

                                             Jeffrey W. Shaw,
                                             as Trustee

                                             /s/ JEFFREY W. SHAW
                                             -------------------

                                             Wilmington Trust Company,
                                             as Trustee

                                             By: /s/ NORMA P. CLOSS
                                                 ------------------

                                             Norma P. Closs
                                             Title: Vice President

                                 Exhibit 4.05